Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:	Agency Contact:
	Marty McDermut	Kirsten Chapman
	Vitesse Semiconductor	LHA
	www.vitesse.com	www.lhai.com
	1.805.388.3700	1.415.433.3777
	invest@vitesse.com	VTSS@lhai.com

Vitesse Reports Third Quarter Fiscal Year 2014 Results

•	Net revenues totaled $27.2 million, an increase of 6% sequentially

•	New product revenue of $13.9 million, an increase of 21% sequentially and 79% from the third quarter last year

•	New product design wins grew over 45% in first nine months of the fiscal year compared to same period last year

•	Cash is $71.6 million at June 30, 2014 strengthened by $26.6 million of public offering net proceeds

CAMARILLO, Calif. ─ August 5, 2014 ─ Vitesse Semiconductor Corporation (NASDAQ: VTSS), a leading provider of advanced IC solutions for Carrier, Enterprise and Internet of Things (IoT) networks, reported its financial results for the third quarter of fiscal year 2014, ended June 30, 2014.

“Our recent performance has increased our confidence that Vitesse is well-positioned for significant and sustained long-term revenue growth and profitability. New product revenue momentum continues, growing 21% sequentially and 79% over the year ago quarter, and now comprises over 50% of total revenue. The inflection point in our business is now clearly evident, as the growth of our new product portfolio again outstripped the decline of our legacy business, resulting in total revenue growth of 6% sequentially and 3% from the year ago quarter,” said Chris Gardner, CEO of Vitesse. “At the same time, we have substantially strengthened our balance sheet, positioning us to retire all of our near-term debt and further our growth initiatives. Vitesse now has the infrastructure and the resources to support a much larger base of customers. Coupled with our substantial operating leverage, margins on our future growth will flow to the bottom line.”

“The markets are validating our technology focus and strategy. Today, we see Ethernet virtually everywhere, creating opportunities for Vitesse in areas such as Gigabit Wi-Fi, IoT, storage, and automotive. Because our new Ethernet product portfolio can serve these markets now, we are adding new customers at an accelerating pace while increasing opportunities and design wins with existing customers.”

Third Quarter Fiscal Year 2014 Financial Results Summary

•	Total net revenue was $27.2 million, compared to $25.6 million in the second quarter of fiscal year 2014 and $26.4 million in the third quarter of fiscal year 2013.

•	Product revenue was $26.0 million, compared to $24.9 million in the second quarter of fiscal year 2014 and $26.3 million in the third quarter of fiscal year 2013.

•	The product lines contributed the following as a percentage of product revenue as compared to the second quarter of fiscal year 2014:

•	Carrier Networking products: 46.3% versus 47.6%

•	Enterprise Networking products: 53.5% versus 51.7%

•	Intellectual property revenue totaled $1.1 million, compared to $0.7 million in the second quarter of fiscal year 2014 and $0.1 million in the third quarter of fiscal year 2013.

•
Product margins were 52.9%, compared to 55.9%, in the second quarter of fiscal year 2014 and 55.6% in the third quarter of fiscal year 2013. Total gross margins were 54.9%, compared to 57.1%, in the second quarter of fiscal year 2014 and 55.8% in the third quarter of fiscal year 2013.

•	Operating expenses were $17.4 million, compared to $19.0 million in the second quarter of fiscal year 2014 and $19.0 million in the third quarter of fiscal year 2013.

•	Operating loss was $2.5 million, compared to operating loss of $4.4 million in the second quarter of fiscal year 2014 and $4.3 million in the third quarter of fiscal year 2013.

•
Non-GAAP operating loss was $0.9 million, compared to non-GAAP operating loss of $2.7 million in the second quarter of fiscal year 2014 and non-GAAP operating loss of $3.1 million in the third quarter of fiscal year 2013.

•
Net loss was $4.4 million, or $0.07 per basic and fully diluted share. This compares to net loss of $5.8 million, or $0.10 per basic and fully diluted share, in the second quarter of fiscal year 2014, and net loss of $6.4 million, or $0.17 per basic and fully diluted share, in the third quarter of fiscal year 2013.

•
Non-GAAP net loss was $2.7 million, or $0.04 per basic and fully diluted share, compared to non-GAAP net loss of $4.1 million, or $0.07 per basic and fully diluted share, for the second quarter of fiscal year 2014, and non-GAAP net loss of $5.2 million, or $0.13 per basic and fully diluted share, in the third quarter of fiscal year 2013.

Balance Sheet Data at June 30, 2014 as Compared to September 30, 2013
On June 17, 2014, Vitesse completed a public offering of its common stock and received net proceeds of $26.6 million.

•	Cash and restricted cash were $71.6 million, compared to $69.0 million.

•	Accounts receivable was $10.1 million, compared to $9.8 million.

•	Inventory was $11.2 million, compared to $10.7 million.

•	Total debt was $48.7 million, compared to $60.8 million.

Financial Outlook
For the fourth quarter of fiscal year 2014, ending September 30, 2014, Vitesse expects revenue to be in the range of $26.5 million to $29.0 million and product margins to be between 56% and 58%. GAAP operating expenses are expected to be between $18.5 million and $19.5 million.

August 5, 2014 Conference Call Information
A conference call is scheduled for today, August 5, 2014, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to review the financial results for the third quarter of fiscal year 2014.

To listen to the conference call via telephone, dial 888.428.9473 (U.S. toll-free) or 719.457.2083 (International) and provide the passcode 5286628. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at www.vitesse.com.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 5286628. The audio replay will be available for seven days.

About Vitesse
Vitesse (NASDAQ: VTSS) designs a diverse portfolio of high-performance semiconductor solutions for Carrier, Enterprise and IoT networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Cloud Computing, SMB/SME Enterprise and IoT Networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.
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Vitesse is a trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company’s financial outlook for its fourth quarter of fiscal year 2014, potential new markets for the Company's products and anticipated new product and total revenue growth. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company’s forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company’s products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP operating expenses, GAAP income (loss) from operations and GAAP net income (loss). The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. Management uses these measures internally to evaluate the Company’s in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company’s performance in future periods.

In deriving non-GAAP operating expenses from GAAP operating expenses, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges and amortization of intangible assets. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude loss on extinguishment of debt and gain on the embedded derivative. Stock-based compensation charges, amortization of intangible assets, loss on extinguishment of debt, and gain on the embedded derivative represent charges that recur in amounts unrelated to the Company’s operations.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP operating expenses, non-GAAP income (loss) from operations and non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, operating expenses, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, loss on extinguishment of debt, and the change in the fair value of our embedded derivatives, please see our Form 10-Q for the quarterly period ended June 30, 2014 and Form 10-K for the year ended September 30, 2013.

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30, 2014	September 30, 2013
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$70,812	$68,863
Accounts receivable	10,101	9,807
Inventory, net	11,237	10,692
Restricted cash	793	101
Prepaid expenses and other current assets	2,175	1,796
Total current assets	95,118	91,259
Property, plant and equipment, net	2,944	3,107
Other intangible assets, net	1,569	1,170
Other assets	3,548	3,425
	$103,179	$98,961
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,693	$7,436
Accrued expenses and other current liabilities	12,060	12,245
Current portion of debt, net	32,375	—
Deferred revenue	3,030	2,215
Total current liabilities	55,158	21,896
Other long-term liabilities	470	407
Long-term debt, net	16,328	16,366
Convertible subordinated debt, net	—	44,384
Total liabilities	71,956	83,053
Stockholders’ equity:
Preferred stock, $0.01 par value: 10,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value: 250,000 shares authorized; 67,342 and 57,545 shares outstanding at June 30, 2014 and September 30, 2013, respectively	673	575
Additional paid-in-capital	1,922,468	1,891,661
Accumulated deficit	(1,891,918)	(1,876,328)
Total stockholders’ equity	31,223	15,908
	$103,179	$98,961

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
Net revenues:
Product revenues	$26,012	$26,285	$75,744	$74,879
Intellectual property revenues	1,139	133	4,082	2,019
Net revenues	27,151	26,418	79,826	76,898
Costs and expenses:
Cost of product revenues	12,254	11,666	33,909	34,010
Engineering, research and development	10,006	11,706	31,581	31,987
Selling, general and administrative	7,330	7,257	23,189	22,617
Amortization of intangible assets	88	80	267	266
Costs and expenses	29,678	30,709	88,946	88,880
Loss from operations	(2,527)	(4,291)	(9,120)	(11,982)
Other expense (income):
Interest expense, net	1,510	1,983	4,706	5,919
Gain on compound embedded derivative	—	—	—	(803)
Loss on extinguishment of debt	—	—	1,594	—
Other expense, net	18	31	111	5
Other expense, net	1,528	2,014	6,411	5,121
Loss before income tax expense (benefit)	(4,055)	(6,305)	(15,531)	(17,103)
Income tax expense (benefit)	333	129	59	(790)
Net loss	$(4,388)	$(6,434)	$(15,590)	$(16,313)

Net loss per common share - basic and diluted	$(0.07)	$(0.17)	$(0.27)	$(0.47)
Weighted average common shares outstanding - basic and diluted	59,965	38,630	58,631	34,601

VITESSE SEMICONDUCTOR CORPORATION
UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per share data)
UNAUDITED RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS

GAAP net loss	$(4,388)	$(6,434)	$(15,590)	$(16,313)

Adjustments:
Stock-based compensation charges	1,586	1,156	4,466	3,305
Amortization of intangible assets	88	80	267	266
Gain on compound embedded derivative	—	—	—	(803)
Loss on extinguishment of debt	—	—	1,594	—
Total GAAP to non-GAAP adjustments	1,674	1,236	6,327	2,768

Non-GAAP net loss	$(2,714)	$(5,198)	$(9,263)	$(13,545)

Net loss per common share - basic and diluted:
GAAP net loss per common share	$(0.07)	$(0.17)	$(0.27)	$(0.47)
Adjustments	0.03	0.04	0.11	0.08
Non-GAAP net loss per common share	$(0.04)	$(0.13)	$(0.16)	$(0.39)

UNAUDITED RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP LOSS FROM OPERATIONS

GAAP loss from operations	$(2,527)	$(4,291)	$(9,120)	$(11,982)
Adjustments:
Stock-based compensation charges	1,586	1,156	4,466	3,305
Amortization of intangible assets	88	80	267	266
Total GAAP to non-GAAP adjustments	1,674	1,236	4,733	3,571

Non-GAAP loss from operations	$(853)	$(3,055)	$(4,387)	$(8,411)

UNAUDITED RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

GAAP operating expenses:
Engineering, research and development	$10,006	$11,706	$31,581	$31,987
Selling, general and administrative	7,330	7,257	23,189	22,617
Amortization of intangible assets	88	80	267	266
Total GAAP operating expenses	17,424	19,043	55,037	54,870
Adjustments:
Stock-based compensation charges	1,376	995	3,847	2,846
Amortization of intangible assets	88	80	267	266
Total GAAP to non-GAAP adjustments	1,464	1,075	4,114	3,112

Non-GAAP operating expenses	$15,960	$17,968	$50,923	$51,758